SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                        Date of Report (Date of Earliest
                       Event Reported): November 22, 1996




                       CHECKERS DRIVE-IN RESTAURANTS, INC.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)



       Delaware                     0-19649                  58-1654960
----------------------------      ------------           -------------------
(State or other jurisdiction      (Commission              (IRS Employer
     of incorporation)            File Number)           Identification No.)





    600 Cleveland Street, 8th Floor
         Clearwater, Florida                                 34615
----------------------------------------                   ----------
(Address of principal executive offices)                   (Zip Code)




Registrant's telephone number, including area code:              813-441-3500









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Item 5. Other Events.
        ------------

Change in Primary Lender Group
------------------------------

      On November 22, 1996, Checkers Drive-In Restaurants, Inc. ("Checkers") entered into an Amended and Restated Credit Agreement (the "Restated Credit Agreement") which restructured its primary debt with its new senior secured lenders, who acquired the debt on November 14, 1996. The new lender group is led by CKE Restaurants, Inc. ("CKE") which, together with its affiliates Fidelity National Financial, Inc., William P. Foley, II, and Carl L. Karcher, acquired and holds approximately 55.8% of the approximately $35.8 million of outstanding debt due under the Restated Credit Agreement. The new lender group also includes KCC Delaware, a wholly-owned subsidiary of Giant Group, Ltd. ("Giant Group"), The Travelers Indemnity Company, Burt Sugarman, The Galileo Fund, L.P., Canpartners Investments IV, LLC, and Foothill Capital Corporation. The Galileo
Fund, L.P., Canpartners Investments IV, LLC, and Foothill Capital Corporation were three of the four investment companies that previously owned all of the debt.

      CKE is the parent of Carl Karcher Enterprises, Inc., Casa Bonita, Incorporated and Summit Family Restaurants, Inc. Burt Sugarman is the Chairman of the Board, President and CEO of Giant Group and Chairman of the Board of Rally's Hamburgers, Inc. ("Rally's"). Giant Group and CKE (together with its affiliate Fidelity National Financial, Inc.) are controlling stockholders of Rally's. CKE and Rally's, directly or indirectly, own, franchise or license over 1400 restaurants.

      Pursuant to the terms of the Restated Credit Agreement, the term of the Agreement has been extended for an additional year to July 31, 1999. The interest rate on the outstanding indebtedness has been fixed at 13.0%. The principal repayment schedule has been revised to require no principal payments until the fifth period of fiscal 1997. For periods five through eleven in fiscal 1997, principal payments of $200,000 per period will be required. For periods twelve in fiscal 1997 through period three in fiscal 1998, the required principal payments will be the greater of $275,000 per period or 50% of consolidated cash flow for the previous period, and for periods four of fiscal 1998 through the end of the term of the loan, the required principal payments will be the greater of $350,000 per period or 60% of consolidated cash flow for the previous period. In addition to standard financial covenants, the Restated Credit Agreement requires Checkers to have a minimum amount of consolidated earnings before interest, taxes, depreciation and amortization (EBITDA) at the end of each period, beginning at $625,000 in the first period of fiscal 1997, $1 million in period 2, $1.25 million for periods 3 through 6, $1.3 million for periods 7 through 9, $2 million for periods 10 through 13, and $2.75 million for each period thereafter. It also limits capital expenditures to $4 million per year, unless otherwise approved by the Board of Directors of Checkers.





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      The new lender group agreed to eliminate a $4.0 million  restructuring fee that had been demanded by the prior lending group as a condition to their restructuring of the loan, which fee had been agreed to by Checkers, as well as up to $2 million that could have been payable by Checkers under the prior loan agreement if Checkers had not made certain principal prepayments during the term of the loan.

      In connection with the restructuring, Checkers was required to issue warrants (the "Warrants") to the members of the new lender group to purchase an aggregate of 20 million shares of Checkers common stock for $0.75 per share, which was the approximate market price of the common stock prior to the announcement of the transfer of the debt. The Warrants are exercisable at any time until November 22, 2002. Checkers is obligated to register the common stock issuable under the Warrants within six months and to maintain such registration for the life of the Warrants. The holders of the Warrants also have other registration rights relating to the common stock to be issued under the Warrants. The Warrants contain customary antidilution provisions. The warrants to purchase 150,000 shares of Checkers common stock for $2.69 per share, which were issued in April 1995 to Checkers, prior bank lending group under the prior loan agreement, were cancelled.

      The new lenders also agreed to provide to Checkers a short-term revolving line of credit of up to $2.5 million and to guarantee the full subscription of a $10 million rights offering to be made by Checkers to the holders of its common stock and the holders of the Warrants, on a pro rata basis as if the Warrants had been exercised for common stock prior to the rights offering. Pursuant to the rights offering, Checkers will distribute to its stockholders and the holders of the Warrants rights to acquire shares of Checkers common stock for $10 million upon terms to be determined by the Board of Directors. The new lender group has agreed to purchase whatever shares are not purchased by Checkers' stockholders. Borrowings under the revolving line of credit will bear interest at an annual rate of 13% and will be due on the earlier of March 22, 1997, or the consummation of the rights offering. The term of the revolving line of credit can be extended by Checkers for up to three months, by issuing to the lending group for each one-month extension additional warrants to purchase
333,333 shares of Checkers common stock at an exercise price equal to 90% of the average closing price of the common stock over the 30-day period ending on the last day of the applicable period before giving effect to the extension. These additional warrants will have the same terms as the Warrants.

      Under the terms of the Restated Credit Agreement, Checkers can retain 50% of the proceeds from sales of assets and use the same for general corporate purposes, although sales of assets in excess of $250,000 in any transaction or series of related transactions have to be approved in advance by two-thirds in interest of the new lender group. The remaining 50% of sales proceeds must be used to pay down the indebtedness outstanding under the Restated Credit Agreement, but all payments will be applied against the payments due under the Agreement in order of their maturity.




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Election of Chairman of the Board; Additions to Board of Directors
------------------------------------------------------------------

      On November 22, 1996, Checkers' Board of Directors elected Frederick E. Fisher, one of its existing Board members, as Chairman. In addition, in connection with the restructuring of its primary debt as described above, the Board increased its membership to seven and elected three new members nominated by the new lender group to fill the three vacancies. The new Board members include William P. Foley, II, Chairman and Chief Executive Officer of CKE Restaurants, Inc., Thomas Thompson, President of CKE Restaurants, Inc., and Terry Christensen, an attorney with the firm of Christensen, Miller, Fink, Jacobs, Glaser, Weil & Shapiro, LLP, of Los Angeles, California. Mr. Christensen also serves as a director of Giant Group, Ltd.

      Under the terms of the Restated Credit Agreement, Checkers is obligated to maintain the number of Board seats at seven and to nominate and recommend to its stockholders for election as directors at each annual meeting nominees of the lender group so that at all times during the term of the Restated Credit Agreement nominees of the lender group will hold three of the seven Board seats.

Lopez Litigation Settlement
---------------------------

      On November 22, 1996, the United States District Court for the Middle District of Florida entered an Order and Final Judgment approving the previously announced settlement of the proceeding styled LOPEZ, ET AL. V. CHECKERS DRIVE-IN RESTAURANTS, INC., Case No. 94- 282-CIV-T-17C. The court certified the proceeding as a class action, with the plaintiff class comprised of all purchasers of Checkers common stock on the national securities markets between August 26, 1993 and March 15, 1994. Approximately 15 persons, who according to information filed with the court purchased an aggregate of approximately 10,000 shares of Checkers common stock during the relevant period, sought an exclusion from the class and were excluded. Pursuant to the settlement agreement, Checkers will issue warrants to the plaintiffs to purchase an aggregate of 5,100,000 shares of Checkers' common stock at a price of $1.375 per share. The warrants will terminate four years after issuance if not exercised before that date.















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Item 7. Financial Statements and Exhibits.
        ---------------------------------

      (a)   Financial Statements of Businesses Acquired.
            -------------------------------------------

            None.

      (b)   Pro Forma Financial Information.
            -------------------------------

            None.

      (c)   Exhibits.
            --------

   Exhibit
   Number                            Exhibit Description
   ------                            -------------------

     4.1 Amended and Restated Credit Agreement, dated as of November 22, 1996, between the Company, CKE Restaurants, Inc., as Agent, and the lenders listed therein.

     4.2 Second Amended and Restated Security Agreement, dated as of November 22, 1996, between the Company and CKE Restaurants, Inc., as Agent.

     4.3 Form of Warrant issued to lenders under the Amended and Restated Credit Agreement, dated November 22, 1996.























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                                    SIGNATURE
                                    ---------


            Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    CHECKERS DRIVE-IN RESTAURANTS, INC.



                                    By:      /s/ Albert J. DiMarco
                                       ----------------------------------------
                                          Albert J. DiMarco
                                          President and Chief Executive Officer

Dated:  November 29, 1996






























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                                 EXHIBIT INDEX


   Exhibit
   Number                            Exhibit Description
   ------                            -------------------

     4.1 Amended and Restated Credit Agreement, dated as of November 22, 1996, between the Company, CKE Restaurants, Inc., as Agent, and the lenders listed therein.

     4.2 Second Amended and Restated Security Agreement, dated as of November 22, 1996, between the Company and CKE Restaurants, Inc., as Agent.

     4.3 Form of Warrant issued to lenders under the Amended and Restated Credit Agreement, dated November 22, 1996.































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